EXHIBIT 1A-4B

FORM OF WARRANTS

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Date: ________________

Warrant No.: ______Effective Date: October 13, 2023

Warrant Shares: ____________

WARRANT TO PURCHASE

COMMON STOCK

OF

POS Systems, INC.

A NEVADA CORPORATION

THIS CERTIFIES that ____________________________________, or any subsequent holder hereof ("Holder"), has the right to purchase from POS Systems Inc., a Nevada corporation (the "Company"), the number of shares of Common Stock set forth above (the “Warrant shares”) in fully paid and non-assessable shares, of the Company's Common Stock, $0.001 par value, subject to adjustment as provided herein, at a price of $ 3.00 per share

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.Term. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable whole or in part, at any time, for a period of 30 months commencing on date the date of October 13, 2023 set forth above (the “Effective Date”) until 12:00 a.m. Pacific Standard Time on the 30th month anniversary of the Effective Date (April 13th, 2026) (the “Expiration Date”). Any unexercised portion of the Warrant shall automatically terminate without notice and become null and void on the Expiration Date. April 13th, 2026.

(a)Saturdays, Sundays and Holidays.  If the Expiration Date falls on a Saturday, Sunday or Recognized National Holiday, the Expiration Date shall be on the immediately succeeding day that is not a Saturday, Sunday or holiday.

2.Exercise.

(a)Manner of Exercise.  During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby (the “Warrant Shares”) upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit Warrant Form “A” (the “Exercise Form”) duly completed and executed, together with payment of the full Exercise Price (as prescribed below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Attention: Fred Langley, CEO, 1125 West Pinnacle Peak Road, Phoenix AZ  85027 or at such other office or agency as the Company may designate in writing, by overnight mail (such surrender and payment of the Exercise Price hereinafter called the "Notice of Exercise of Warrant").

(b)Accredited Investor.The holder represents and warrants to the Company that: (1) Holder is the original purchaser of this Warrant from the Company; a duly authorized assignee registered as such with Company; or an “affiliate” of such a purchaser or assignee within the meaning of provided by the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (2) Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933.

(c)Payment of the Exercise Price.  Payment of the full Exercise Price for the Common Stock Shares by (i) certified or cashier’s check payable to the order of the Company, or (ii) by wire transfer to the Company at the following:

Wire Instructions:

JP Morgan Chase Bank

270 Park Ave

New York NY 10017

POS Systems Inc

Routing # 021000021

Acc # 925158906

If by Check:

Payable to:

POS Systems Inc

1125 Pinnacle Peak Road

Phoenix, AZ 85027

(d)Date of Exercise.  The Date of Exercise shall be defined as the date the original Exercise Form is tendered to the Company.  The Company shall not be required to deliver the shares of Common Stock to the Holder until the requirements of Sections 2(a), (b), & (c) above are satisfied.

(e)Delivery of Shares of Common Stock Upon Exercise.  Upon any exercise of this Warrant, the Company shall use reasonably best efforts to deliver, or to cause its transfer agent to deliver, a stock certificate or certificates representing the number of shares of Common Stock into which this Warrant was exercised, as soon as practicable (the “Share Delivery Deadline”) after the date that all of the following have been received by the Company: (i) the original completed and executed Exercise Form, (ii) the original Warrant and (iii) the Exercise Price (collectively, the “Receipt Date”).  Such stock certificates shall contain a legend restricting transfer unless a registration statement covering the resale of such shares of Common Stock is in effect at the time of such exercise or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer, sale or transfer.

(f)Cancellation of Warrant.  This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practicable after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(g)Holder of Record.  Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant.  Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

3.Transfer.  Subject to the provisions of Section 7 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed.  This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

4.Anti-Dilution Adjustments.

(a)Recapitalization or Reclassification.  If the Company shall at any time effect a recapitalization, reclassification or other similar transaction that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased.

(b)Notice of Consolidation or Merger.  The Company shall not, at any time after the date hereof, effect a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company’s assets (a “Corporate Change”), unless the resulting successor or acquiring entity (the “Resulting Entity”) assumes by written instrument the Company’s obligations under this Warrant, including but not limited to the Exercise Price reset provisions as provided herein during the term of the resultant warrants, and agrees in such written instrument that this Warrant shall be exercisable into such class and type of securities or other assets of the Resulting Entity as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change, and the Exercise Price of this Warrant shall be proportionately increased (if this Warrant shall be changed into or become exchangeable for a warrant to purchase a smaller number of shares of Common Stock of the Resulting Entity) or shall be proportionately decreased (if this Warrant shall be changed or become exchangeable for a warrant to purchase a larger number of shares of Common Stock of the Resulting Entity); provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days’ notice to Holder hereof of any Corporate Change.

(c) Exercise Price Adjustment.  As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in the Preamble of this Warrant, until the occurrence of an event stated in Section 2, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this Warrant.  No such adjustment under this Section shall be made unless such adjustment would change the Exercise Price at the time by $0.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $0.01 or more. No adjustment made pursuant to any provision of this Section shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.  The number of shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

(d)Adjustments: Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section.

5.Fractional Interests.  No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock.  If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

6.Reservation of Shares.  The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price.  The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

7.Restrictions on Transfer.

(a) Registration or Exemption Required.  This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer, sale or transfer.

8.Benefits of this Warrant.  Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

9.Governing Law.  The validity and effect of this Warrant and the rights and obligations of the Parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to conflict of law provisions thereof.

10.Loss of Warrant.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

11.Counterparts. This agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

12.Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter hereof, and any and all written or oral agreements previously existing between the parties are expressly cancelled.

13.Severability. In the event any one or more provisions of this Warrant shall for any reason pertaining to the subject matter hereof, and any and all written or oral agreement previously existing between the parties are expressly cancelled.

14.Modifications. This Warrant may be modified or amended only by written instrument executed by all Parties hereto.

15.Notice or Demands:  Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the ______ day of ____________________, 2023.

POS SYSTEMS, INC.

By:	Fred Langley

Its:	CEO

EXHIBIT Warrant Form “A”

NOTICE OF EXERCISE OF “A” WARRANT at $ 3.00

TO

POS SYSYEMS, INC.

The undersigned hereby irrevocably exercises the right to purchase ____________ shares of Common Stock (the “Common Stock”) of POS SYSTEMS, INC., a Nevada corporation (the “Company”), evidenced by the attached warrant (the “Warrant”), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

16.The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 7(a) of this Warrant.

17.The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Date:
Signature

Print Name

Address

City, State and Zip

________________________________________________________________________

NOTICE

The signature to the foregoing Notice of Exercise must correspond to the name as written upon the face of the attached Warrant in every particular without alteration.

________________________________________________________________________